Exhibit 10.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This Amendment No. 1 to Credit Agreement dated as of March 28, 2007 (this "Amendment") is entered into with reference to the Credit Agreement dated as of June 27, 2006, among The McClatchy Company, as the Borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent and the other Lenders party thereto (the "Credit Agreement"). Capitalized terms used in this Amendment and not otherwise defined herein are used with the meanings set forth for those terms in the Credit Agreement.

    Amendments. The Borrower and the Administrative Agent (acting with the consent of the Required Lenders) hereby agree to amend the Credit Agreement as follows:

      Section 7.07(b) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

      "Consolidated Total Leverage Ratio. The Borrower shall not permit the Consolidated Total Leverage Ratio as of the last day of any fiscal quarter of the Borrower to be greater than 5.50 to 1.00 from the Closing Date through September 24, 2006; 4.75 to 1.00 from December 31, 2006 through September 28, 2008; 4.25 to 1.00 from December 28, 2008 to September 27, 2009; and 4.00 to 1.00 from and after December 27, 2009."

      The introductory paragraph of Section 10.13 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

    10.13 Replacement of Lenders. If (i) any Lender requests compensation under Section 3.04, (ii) Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (iii) a Lender (a "Non-Consenting Lender") does not consent to a proposed change, waiver, discharge or termination with respect to any Loan Document that has been approved by the required Lenders as provided in Section 10.01 but requires unanimous consent of all Lenders or all Lenders directly affected thereby (as applicable), (iv) any Lender is a Defaulting Lender or (v) any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee shall be reasonably acceptable to Borrower and may be another Lender, if such other Lender accepts such assignment), provided that:

    Conditions Precedent. The effectiveness of this Amendment shall be conditioned upon the receipt by the Administrative Agent of (a) counterparts of this Amendment executed by the Borrower and (b) written consents hereto executed by the Required Lenders in substantially the form of Exhibit A attached hereto.

    Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that, as of the date of this Amendment, (i) no Default has occurred and remains continuing, and (ii) the representations and warranties contained in Article V of the Credit Agreement and each other Loan Document or which are contained in any document furnished at any time under or in connection with the Credit Agreement are true and correct as if made on the date hereof, except for representations and warranties which expressly speak as of a particular date, in which case they shall be true and correct as of such earlier date and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement.

    Confirmation. In all other respects, the terms of the Credit Agreement and the other Loan Documents are hereby confirmed.

    Counterparts. This Amendment may be executed in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

    Governing Law. This Amendment shall be governed by and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the Borrower and the Administrative Agent have executed this Amendment as of the date first written above by their duly authorized representatives.

THE McCLATCHY COMPANY

By: /s/ Patrick J. Talamantes

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Ken Puro